UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

DOUBLE CROWN RESOURCES, INC.
(Name of Registrant as Specified in Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

DOUBLE CROWN RESOURCES, INC.

10120 S. Eastern Ave, Suite 200

Henderson, NV 89052

(707) 961-6016

NOTICE OF CONSENT SOLICITATION

The actions described below will be approved by written consent if holders holding a majority of the shares of common stock as of April 17, 2015 of Double Crown Resources, Inc. (hereinafter referred to as “we,” “us,” “our,” “Double Crown” or the “Company”) submit written consents in favor of such actions. There will be no shareholders’ meeting to take action, and instead Double Crown is requesting that you complete and return the consent card attached to the attached consent solicitation statement in order for the shareholders to take action:

1.

To elect the five Board of Directors nominees named in the accompanying consent solicitation statement to the Board of Directors for the ensuing year or, if earlier, until their successors are duly elected and qualified,

2.

To approve an amendment to Double Crown’s articles of incorporation, as amended, to effect an increase in our authorized capital stock, at the discretion of our Board of Directors, from 500,000,000 shares to an amount not to exceed 1,000,000,000 shares, with the final amount of the increase to be determined at the discretion of our Board; provided, however, that the increase in our authorized capital stock must be effective, if at all, on or before September 30, 2015,

3.	To provide a non-binding advisory consent on executive compensation, and

4.	To provide a non-binding advisory consent on the frequency of executive compensation advisory votes.

Stockholders of record at the close of business on April 17, 2015, are entitled to notice of this consent solicitation and of these actions to be taken by written consent, and to execute, withhold or revoke consents with regard to such actions.

Attached hereto for your review is a consent solicitation statement relating to the above-described actions. Please read this consent solicitation statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

By Order of the Board of Directors,

/s/ Jerold S. Drew
Jerold S. Drew
Chief Executive Officer and Acting CFO

Henderson, Nevada
______________, 2015

YOUR CONSENT IS IMPORTANT. TO ENSURE THAT YOUR CONSENT WILL BE COUNTED TOWARD THE NUMBER OF SHARES NECESSARY FOR MAJORITY CONSENT, PLEASE SIGN THE ENCLOSED CONSENT FORM AND RETURN THE CONSENT VIA THE INSTRUCTIONS SET FORTH ON THE CONSENT FORM.

2

DOUBLE CROWN RESOURCES, INC.

10120 S. Eastern Ave, Suite 200

Henderson, NV 89052

(707) 961-6016

CONSENT SOLICITATION STATEMENT

Important Notice Regarding the Availability of Consent Solicitation Materials

The consent solicitation statement and annual report to stockholders for the fiscal year ended December 31, 2014 are available at http://www.doublecrownresources.com/filings.

This consent solicitation statement is furnished in connection with the solicitation of written consents by and on behalf of the Board of Directors of Double Crown Resources, Inc., a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” or “Double Crown”). A solicitation of written consents is a process that allows a company’s stockholders to act by submitting written consents to any proposed stockholder actions in lieu of voting in person or by proxy at an annual or special meeting of stockholders. We are soliciting written consents from the holders of shares of common stock to take the following actions, without a stockholders’ meeting, as authorized by Nevada law:

1.

To elect the five Board of Directors nominees named in this consent solicitation statement to the Board of Directors for the ensuing year or, if earlier, until their successors are duly elected and qualified (the “Election of Directors Proposal”),

2.

To approve an amendment to Double Crown’s articles of incorporation, as amended (the “Articles”), to effect an increase in our authorized capital stock, at the discretion of our Board of Directors, from 500,000,000 shares to an amount not to exceed 1,000,000,000 shares, with the final amount of the increase to be determined at the discretion of our Board; provided, however, that the increase in our authorized capital stock must be effective, if at all, on or before September 30, 2015 (the “Articles Amendment Proposal”).

3.	To provide a non-binding advisory consent on executive compensation (the “Say-on-Pay Proposal”), and

4.

To provide a non-binding advisory consent on the frequency of executive compensation advisory votes (the “Say-on-Frequency Proposal” and collectively with the Election of Directors Proposal, the Articles Amendment Proposal and the Say-on-Pay Proposal, the “Proposals”).

The cost of the solicitation will be borne by us. Certain of our officers may solicit consents by correspondence, telephone or in person, without extra compensation. We may also pay to banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding consent solicitation material to their principals. We expect that this consent solicitation statement and the accompanying written consent will be mailed to stockholders on or about ____________, 2015.

Our Board of Directors has fixed the close of business on April 17, 2015 as the record date (“Record Date”) for the consent solicitation. Only stockholders of record at the close of business on the Record Date will be entitled to execute, withhold or revoke consents relating to this consent solicitation. As of the Record Date, there were outstanding and entitled to vote 487,581,815 shares of our common stock. Each share of our common stock outstanding on the record date is entitled to one vote.

In order for the Proposals to be adopted, we must receive written consents signed by the holders of record of a majority of the shares of common stock outstanding as of the record date within 60 days of the date of the earliest consent delivered to us. We expect to receive consents dated as early as ____________, 2015. Consequently, we expect that properly completed written consents to the Proposals from the holders of record of a majority of the shares of common stock outstanding as of the record date no later than ______, 2015. Nevertheless, we intend to set May 30, 2015 as the goal for submission of written consents. Effectively, this means that you have until May 30, 2015 to consent to the Proposals. WE URGE YOU TO ACT PROMPTLY TO ENSURE THAT YOUR CONSENT WILL COUNT.

Each of the Proposals, other than the Articles Amendment Proposal, will be adopted and become effective when properly completed consents are signed by the holders of a majority of the shares of common stock outstanding as of the record date. See “Proposal 2, Amendment of Our Articles to Effect an Increase in Our Authorized Capital Stock, at the Discretion of Our Board, from 500,000,000 Shares to an Amount Not to Exceed 1,000,000,000 Shares—Procedure for Implementing the Proposed Increase in Authorized Shares” for information regarding how the Articles Amendment Proposal will become effective, if at all. The consent of stockholders holding at least 243,790,908 shares of common stock is necessary to effect each of the Proposals. None of the Proposals is subject to, or conditioned upon, the effectiveness of any or all of the other Proposals.

Consents will be tabulated by us. THE ENCLOSED CONSENT, IF EXECUTED AND RETURNED, WILL BE COUNTED AS SET FORTH AS DIRECTED IN THE CONSENT. THE CONSENT WILL BECOME EFFECTIVE UPON RECEIPT OF EXECUTED CONSENTS CONSTITUTING A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE THEREON. YOUR CONSENT IS NOT REVOCABLE.

3

IMPORTANT

PLEASE READ THIS CAREFULLY

If your shares of Double Crown common stock are registered in your own name, please submit your consent to us today by following the instructions on the enclosed consent card.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of common stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed consent card.

Execution and delivery of a consent by a record holder of shares of common stock will be presumed to be a consent with respect to all shares held by such record holder unless the consent specifies otherwise.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

ACTION BY WRITTEN CONSENT

The elimination of the need for a special meeting of the stockholders to approve the actions described in this consent solicitation statement is authorized by Section 78.320(2) of the Nevada Revised Statutes. Section 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our company, we chose to solicit written consents from our stockholders to approve the actions described in this consent solicitation statement.

DISSENTERS’ RIGHTS

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this consent solicitation statement with respect to which your consent is solicited.

WHERE YOU CAN FIND MORE INFORMATION

We also make available free of charge through our Internet website our Annual Reports on Form 10-K for prior years, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our Internet website is not, and shall not be deemed to be, a part of this consent solicitation statement or incorporated into any other filings we make with the SEC.

4

PROPOSAL NO. 1

ELECTION OF DIRECTORS

You are being asked to consent to elect, without a stockholders’ meeting, each of the persons named below to serve as a member of our Board of Directors. Each nominee has consented to being named as such and to serve as such if elected. Each of Messrs. Drew, Lopez, Jones, and Menton, and Ms. Oakley presently serves as a director. The Board of Directors has no reason to believe that any of the nominees will be unavailable. Each nominee who is elected will serve as a director until his or her successor is elected at our 2016 annual meeting of shareholders or until his or her earlier resignation or removal.

Name	Age	Positions and Offices Held with Double Crown	Dates in Position or Office
Jerold S. Drew	56	Chairman of the Board, Chief Executive Officer and Acting Chief Financial Officer	2011 – Present

Allen E. Lopez	50	President Director	2013 – Present 2012 – Present

Allan P. Jones	48	Director	2014 - Present

Joseph L. Menton	36	Director	2014 – Present

Tricia Oakley	55	Corporate Secretary Treasurer Director	2011 – Present 2012 - Present

Set forth below is information concerning the principal occupation, employment and directorships during the past five years and positions with Double Crown of each nominee and director, and the year in which he or she first became a member of our Board of Directors. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee and director should serve as a director, in light of our business and structure.

Jerold S. Drew. For over 30 years, Mr. Drew has been a successful leader in business development and marketing positions ranging from involvement with large-cap public and private companies to joint marketing relationships and successful entrepreneurial business endeavors of his own. Our Board believes that Mr. Drew’s qualifications to serve on our Board include his extensive business development and marketing, as well as his experience as our Chief Executive Officer and Acting Chief Financial Officer since 2011.

Allen E. Lopez. For the past 30 years, Allen E. Lopez has worked as a Master Planning Developer in the commercial real estate field and the oil and gas industry. As Director of Oilfield Services with M. Nasr Partners P.C. of Houston, Texas he was responsible for mixed use planned development projects for over ten years. M. Nasr Partners is a recognized leader in the supply of vital materials for a wide range of industrial, energy resource and construction companies. This experience of bringing multiple moving assets together for a common purpose has made Mr. Lopez an ideal choice to handle the oilfield service projects of Double Crown Resources as many of the same skill sets apply. Our Board believes that this, in addition to Mr. Lopez’s extensive experience in the real estate and oil and gas industries, qualifies him to serve as a director.

5

Allan P. Jones. Mr. Jones has 15 years of experience in the real estate development industry in sales and marketing, primarily in contract negotiations. Mr. Jones has also worked recently in the oil and gas industry, primarily in the fracturing (frac) sand supply for oilfield service operations. Mr. Jones has experience in research, planning, and organizing projects for both guar gum and frac sand. Mr. Jones provides our Board with a director with industry experience who can assist us as we plan to bid on and fully execute a range of petroleum industry projects.

Joseph L. Menton. Mr. Menton has 10 years of experience in the building industry, developing mixed use planned development projects. Mr. Menton, a general partner in the family owned business, Menton Builders, Inc., has been the primary developer/builder for many of his own projects where he developed extensive experience in building custom homes, town homes, single/multi-family residences, and multi-use/office retail projects. Mr. Menton also has financial business experience, as well as being a director. Mr. Menton provides our Board with a director with industry experience who can assist us as we plan to bid on and fully execute a range of petroleum industry projects.

Tricia Oakley. Ms. Oakley has worked as a legal secretary for over 30 years. Our Board believes that Ms. Oakley’s experience as a legal secretary, in addition to her experience as our Corporate Secretary qualifies her as a member of our Board of Directors.

No director, officer, affiliate of Double Crown, 5% stockholder, or any associate of such person is a party adverse to us. Mr. Drew and Ms. Oakley are siblings. There are no other family relationships among our directors or executive officers.

The Board of Directors recommends that shareholders consent to the election of all of the nominees listed above.

Board of Directors Meetings

The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board of Directors’ approval, and may hold special meetings between scheduled meetings when appropriate. During 2014, the Board of Directors held 8 meetings. Each of the directors attended over 75% of the aggregate of (1) the total number of meetings of all committees of the Board of Directors on which the director then served and (2) the total number of meetings of the Board of Directors, with the exception of Mr. Jones and Mr. Menton. We do not have a policy regarding Board members’ attendance at annual meetings of stockholders.

Director Independence and Committees of the Board

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our Board of Directors.

The Board does not have standing audit, compensation or nominating committees. The Board does not believe these committees are necessary based on the size of our company, the current levels of compensation to corporate officers and voting control lies with our current board of directors. The Board will consider establishing audit, compensation and nominating committees at the appropriate time.

The entire Board of Directors participates in the consideration of compensation issues and of director nominees. We do not use compensation consultants. Candidates for director nominees are reviewed in the context of the current composition of the Board and our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Board of Directors considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and our company, to maintain a balance of knowledge, experience and capability.

6

The Board’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, will involve compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis with regard to particular recommended candidates.

Board Leadership Structure and the Board’s Role in Risk Oversight

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide oversight of management. The Board also recognizes that depending on the circumstances, other leadership models may be appropriate, and that no single leadership model is right for all companies and at all times. Accordingly, the Board periodically reviews its leadership structure.

The Board oversees and guides our management and our business affairs. The Board currently combines the role of chairman of the Board with the role of chief executive officer. The Board believes this provides an efficient and effective leadership model for our company. Combining the chairman and chief executive officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy. Our Board does not have a lead independent director at this time.

The Board’s role in our company’s risk oversight process includes regular reviews of information from senior management regarding the areas of material risk to us. The Board oversees the management of risks relating to our executive compensation plans and arrangements, management of financial and information technology risks, and other risks, including those associated with corporate governance, independence of Board members and potential conflicts of interest.

Executive Officers

We have two executive officers: Mr. Drew, our Chief Executive Officer and Acting Chief Financial Officer, and Mr. Lopez, our President.

Code of Conduct and Ethics

The Code of Conduct and Ethics applies to all employees, including senior executives, and all directors. It is intended, at a minimum, to comply with the listing standards of the NYSE MKT, the Sarbanes-Oxley Act of 2002 and the SEC rules adopted thereunder. Only our Board may waive the provisions of our Code of Conduct and Ethics for executive officers and directors.

Communication with the Board

Our Board has adopted a policy pursuant to which stockholders may communicate with any and all members of the Board by transmitting correspondence by mail addressed to one or more directors by name (or to the Chairman of the Board, for a communication addressed to the entire Board) at the following address: Name of the director(s), c/o Corporate Secretary, Double Crown Resources, Inc., 10120 S. Eastern Ave, Suite 200, Henderson, NV 89052.

Communications from our stockholders to one or more directors will be monitored by our Corporate Secretary and the Chairman of the Board. The Corporate Secretary and the Chairman of the Board will bring any issues that they deem to be significant to the attention of the appropriate Board member or members.

7

PROPOSAL 2

AMENDMENT OF OUR ARTICLES TO EFFECT AN INCREASE IN OUR AUTHORIZED CAPITAL STOCK, AT THE DISCRETION OF OUR BOARD, FROM 500,000,000 SHARES TO AN AMOUNT NOT TO EXCEED 1,000,000,000 SHARES

Overview

On ____________, 2015, our board of directors approved, subject to stockholder approval, the Articles Amendment Proposal, which, if adopted, would authorize our Board of Directors to effect an increase in our authorized capital stock from 500,000,000 shares to an amount not to exceed 1,000,000,000, with the final amount to be determined at the discretion of our Board; provided, however, that such increase in our authorized capital stock must be effected, if at all, on or before September 30, 2015.

If the Articles Amendment Proposal is approved, the Board would have the discretion to elect, as it determines to be in the best interests of our company and its stockholders, to effect the Articles Amendment Proposal at any time before September 30, 2015. The Board may elect not to implement the Articles Amendment Proposal in its sole discretion. The Board believes that approval of a proposal granting this discretion to the Board provides the Board with appropriate flexibility to achieve the purposes of the raising of the authorized share limit, if implemented, and to act in the best interests of our company and its stockholders.

The Purpose for Which the Board Would Effect the Articles Amendment Proposal

In order to effect an orderly restructuring of our company’s balance sheet and capital structure, and to finance the business plan, our company has determined to attempt to raise the authorized share limit of its common stock. The purpose of restructuring the balance sheet is to provide sufficient shares to meet our outstanding obligations, such as reserving sufficient shares to cover conversion of our current and future financed convertible indebtedness to a level which we believe is more in line with a typical capital structure which would be more attractive to potential future investors and financial institutions. We also desire to have shares available to raise further capital if needed to achieve our business plan. Notwithstanding the foregoing, we have no obligation to issue such shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of the newly authorized.

The per share price of our common stock has closed at less than $0.02 for most of the past six months. With the shares trading at this level, small moves in absolute terms in the price per share of our common stock translate into disproportionately large swings in the price on a percentage basis. Thus, the Board of Directors believes that raising the authorized share limit could decrease price volatility.

Increasing the number of outstanding shares of our common stock through the raising of the authorized share limit is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the raising of the authorized share limit, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the raising of the authorized share limit or that the market price of our common stock will not decrease in the future.

The additional shares of common stock that would become available for issuance if the Articles Amendment Proposal is approved and implemented could also be used by our management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the proposed Articles Amendment Proposal has been prompted by business and financial considerations, stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by our management to deter or prevent a change in control of the Company. The Board has no current plans to use any of the additional shares of common stock that would become available following the approval of the Articles Amendment Proposal, if any, for any such purposes.

Therefore, the Board of Directors believes that it is in the best interests of its stockholders for the Board to obtain the authority to implement the raising of the authorized share limit. If the stockholders approve this proposal, the Board would effect the Articles Amendment Proposal only upon the Board’s determination that raising the authorized share limit would be in the best interests of the stockholders at that time.

8

In addition, our common stock is currently quoted on the OTCQB Tier of the OTC Markets Group, and the Articles Amendment Proposal will require approval by FINRA pursuant to Rule 10b-17 of the Securities Exchange Act of 1934, as amended, in order for it to be recognized for trading purposes. We expect to receive FINRA’s approval prior to the effective date of any increase in our authorized shares.

If the Board does not implement the Articles Amendment Proposal on or prior to September 30, 2015, the authority granted by stockholder consent to this proposal will terminate. The Board reserves its right to elect not to proceed with, and to abandon, the Articles Amendment Proposal if it determines, in its sole discretion, that the Articles Amendment Proposal is no longer in the best interests of our stockholders.

Potential Effects of the Proposed Increase in the Number of Authorized Shares

The immediate effect of raising the number of authorized shares would be to increase the number of authorized shares of common stock. However, the effect of increase in the number of authorized shares upon the market price of the common stock cannot be predicted, and the history of increasing the number of authorized shares for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of our common stock after the number of authorized shares is increased will rise in proportion to the increase in the number of shares of common stock authorized or remain at an increased level for any period. Also, there is no assurance that if the trading price of our common stock were increased, that we would be able to meet the listing requirements of any major exchange. The trading price of the common stock may change due to a variety of other factors, including operating results, other factors related to business and general market conditions.

You may also experience future potential substantial dilution of your percentage of ownership of the equity in Double Crown as a result of the increase in the number of authorized shares. While increasing the number of authorized shares itself does not result in a dilution, it makes available a substantial number of shares for future transactions by Double Crown, the consummation of which could result in dilution.

We present a table below that shows the current number of shares of common stock issued and outstanding and the number of shares authorized, as well as the number of shares which will be available to issue if the Board increases the number of authorized shares to the maximum amount possible under this proposal.

	Current	After Effectiveness of Articles Amendment Proposal (1)
Number of shares of common stock issued and outstanding:	487,581,815	1,000,000,000
Number of shares of common stock authorized and available for issuance:	10,693,185	510,693,185
Number of shares of common stock authorized:	500,000,000	1,000,000,000

(1)

The Articles Amendment Proposal, if adopted, would authorize our Board of Directors to effect an increase in our authorized capital stock from 500,000,000 shares to an amount not to exceed 1,000,000,000, with the final amount to be determined at the discretion of our Board. The amounts in this column assume that the Articles Amendment Proposal is approved by a majority of stockholders, that the Board decided to effect the increase on or before September 30, 2015, and that the Board effected the increase to the full amount permitted under the Articles Amendment Proposal.

Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. By increasing the number of shares available to authorize and issue, we cause a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of our common stock and to expend additional resources to accomplish such a measure.

9

Effects on Ownership by Individual Stockholders

If we implement the Articles Amendment Proposal, the number of shares of common stock held by each stockholder would not be affected.

Effect on Options, Warrants and Other Securities

In addition, if we implement the Articles Amendment Proposal, all outstanding options, warrants and other securities entitling their holders to purchase shares of the common stock would not be affected.

Other Effects on Outstanding Shares

If the Articles Amendment Proposal is implemented, the rights and preferences of the outstanding shares of our common stock would remain the same after the increase in the number of our authorized shares. Each share of common stock issued out of the newly authorized shares would be fully paid and non-assessable.

Procedure for Implementing the Proposed Increase in Authorized Shares

If stockholders approve the Articles Amendment Proposal, at any time on or before September 30, 2015, the Board may elect whether or not to effect the increase in the number of authorized shares, and may select a new number of authorized shares, which number may not exceed 1,000,000,000 shares. The increased number of authorized shares would be implemented by filing the certificate of change to the Articles with the Nevada Secretary of State, and the increased number of authorized shares would become effective on the date the filing is accepted by the Secretary of State.

The Board of Directors, working in conjunction with its advisors, has developed a strategic plan designed to restructure and recapitalize the Company, accelerate the new business plan, accelerate mining development and production, and to continue exploration. The principal features of the plan encompass a recapitalization and balance sheet restructuring (which may include a debt-for-equity exchange, a land-for-debt exchange and a new capital raise to fund the business plan expansion into the minerals supply and oil and gas service industry, and mining exploration and development) and an operational and management restructuring.

The recapitalization and balance sheet restructuring phase of the plan is currently expected to include:

•

An increase in the number of authorized shares, and a subsequent increase in the number of common shares outstanding to approximately 1.1 billion and elimination of our convertible indebtedness due to lack of sufficient authorized and unissued common shares;

•	A debt-for-equity exchange with the holders of our convertible indebtedness, thereby eliminating the majority of the our indebtedness; and

•	The raising of new equity capital.

The Company anticipates completing these recapitalization and balance sheet restructuring transactions by about mid-year 2016.

10

Accounting Consequences

The par value per share of the common stock would remain unchanged after the increase in the number of authorized shares. As a result, on the effective date of the increase, the stated capital on the balance sheet attributable to the common stock will be increased proportionally, from its present amount. The per share common stock net income or loss and net book value will be decreased because there will be more shares of the common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the raised authorized share limit.

Fractional Shares

We will not issue fractional shares in connection with the increase in the number of authorized shares.

The Board of Directors recommends that shareholders consent to the amendment of our articles of incorporation, as amended, to increase our authorized capital stock from ____________ shares to ___________ shares.

PROPOSAL 3 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers as disclosed in this consent solicitation statement pursuant to Item 402 of Regulation S-K. As discussed in the “Executive and Director Compensation” section of this consent solicitation statement, we have not entered into employment contracts with any of our named executive officers. In addition, we have not established a base salary for any of our named executive officers. In the future, our Board, in its sole discretion, may establish base salaries for our named executive officers. In addition, our Board, in its sole discretion, may award bonuses or make equity compensation grants to our named executive officers. No salary or bonus was paid, and no equity grants were made, in 2014.

There are no compensatory plans or arrangements, including payments to be received from us with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with our company, or our subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of our company. Detailed information about the compensation of our named executive officers is provided in the “Executive and Director Compensation” section of this consent solicitation statement.

While this vote is advisory, and not binding on our company, it will provide information to our Board of Directors regarding investor sentiment about our executive compensation practices, which the Board will be able to consider when determining executive compensation for the remainder of fiscal 2015 and beyond.

The Board of Directors recommends that you provide your advisory approval, via consent, of the compensation of our named executive officers as disclosed in this consent solicitation statement pursuant to Item 402 of Regulation S-K.

PROPOSAL 4 — ADVISORY VOTE ON FREQUENCY OF

EXECUTIVE COMPENSATION ADVISORY VOTES

In addition to the advisory approval of our executive compensation in Proposal 3, we are also seeking a non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining.

After careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on executive compensation every three years is appropriate for our company and its stockholders at this time.

As an advisory vote, this proposal is non-binding and will not overrule any decision by the Board or require the Board to take any action. However, the Board values the opinions of our stockholders, and will consider the outcome of this proposal when making future decisions for the frequency in which stockholders may vote on, or provide their consent with regard to, executive compensation.

The Board recommends that you consent to a frequency for our executive compensation advisory vote of every three years.

11

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, if the Proposal is passed, which is not shared by all other stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 17, 2015, the record date set by our Board of Directors, the total number of shares owned beneficially by each of our named executive officers and directors, our executive officers and directors as a group, and the beneficial owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. Applicable percentages are based on 487,581,815 shares outstanding on April 17, 2015.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Jerold S. Drew 10120 S. Eastern Ave, Suite 200 Henderson, NV 89052	5,000,000	1.0%

Allen E. Lopez 10120 S. Eastern Ave, Suite 200 Henderson, NV 89052	5,000,000	1.0%

Tricia Oakley 10120 S. Eastern Ave, Suite 200 Henderson, NV 89052	3,017,428(1)	*

Joseph L. Menton, Director 10120 S. Eastern Ave, Suite 200 Henderson, NV 89052	300,000	*

Allan P. Jones, Director 10120 S. Eastern Ave, Suite 200 Henderson, NV 89052	3,057,606	*

All executive officers and directors as a group (5 persons)	16,375,034	3.4%

_____________

(1) Ms. Oakley holds these shares jointly with her spouse.

12

EXECUTIVE AND DIRECTOR COMPENSATION

The following table and footnotes set forth information concerning compensation earned for services rendered to Double Crown by our executive officers during the years ended December 31, 2014 and 2013.

2014 Summary Compensation Table

Name and Principal Position	Year	Salary($)		Bonus($)	Stock Awards	All Other Compensation	TOTAL
Jerold S. Drew, CEO and Acting CFO	2014		$-	$-	$-	$35,000(1)	$35,500
	2013		$-	$-	$-	$18,912(1)	$18,912

Allen E. Lopez, President	2014		$-	$-	$-	$80,505(2)	$80,505
	2013	$		$-	$-	$146,100(2)	$146,100

Tricia Oakley, Secretary and Treasurer	2014		$-	$-	$-	$-	$-
	2013		$-	$-	$215,000	$-	$215,000

(1)

Mr. Drew received $35,500 (2014) and $18,912 (2013) in advances against expenses from the Company for which supporting receipts were not provided; thus, according to our policy, this amount was classified as compensation.

(2)

Mr. Lopez received $80,505 (2014) and $146,100 (2013) in advances against expenses from the Company for which supporting receipts were not provided; thus, according to our policy, this amount was classified as compensation.

(3)

The Company granted Ms. Oakley 10,000,000 restricted shares on August 30, 2013. The closing bid price for the shares on that day was $0.0215 per share. During the first quarter of 2015, Ms. Oakley returned to the Company her 2013, as well as her 2011, stock awards.

We have not entered into employment contracts with any of our named executive officers. In addition, we have not established a base salary for any of our named executive officers. In the future, our Board, in its sole discretion, may establish base salaries for our named executive officers. In addition, our Board, in its sole discretion, may award bonuses or make equity compensation grants to our named executive officers. No salary or bonus was paid, and no equity grants were made, in 2014.

There are no compensatory plans or arrangements, including payments to be received from us with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with our company, or our subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of our company.

Outstanding Equity Awards at 2014 Fiscal Year End

Our named executive officers has no unexercised stock options, unvested stock or equity incentive plan awards outstanding as of December 31, 2014.

Compensation of Directors

Our directors do not receive separate compensation for their service on our Board of Directors. Our Board has the authority to fix the compensation of directors. At this time, we do not intend to pay employee directors a separate fee for their services. Our directors did not receive any compensation for their services as directors during the fiscal year ended December 31, 2014.

13

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than 10% beneficial stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of copies of such forms received by us, we believe that, during the fiscal year ended December 31, 2014, all required Section 16 reports were filed timely.

RELATED PARTY TRANSACTIONS

None of our directors, officers or principal stockholders, nor any associate or affiliate of the foregoing, has any interest, direct or indirect, in any transaction or in any proposed transaction, which has materially affected or will materially affect us during the fiscal years ended December 31, 2014 and 2013.

Our management is involved in other business activities and may, in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. In the event that a conflict of interest arises at a meeting of our directors, a director who has such a conflict will disclose his interest in a proposed transaction and will abstain from voting for or against the approval of such transaction.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On January 15, 2014, we accepted the resignation of Patrick Rodgers, CPA, P.A. (“Rodgers”) from his engagement to be our independent certifying accountant. Other than an explanatory paragraph included in Rodgers’ audit report for our fiscal year ended December 31, 2012 relating to the uncertainty of our company's ability to continue as a going concern, the audit report of Rodgers on our financial statements for the fiscal year ended December 31, 2012 through January 15, 2014, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During our fiscal year ended December 31, 2012 and through the date of Rodgers’ resignation, (1) there were no disagreements with Rodgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Rodgers, would have caused Rodgers to make reference to the subject matter of the disagreements in connection with their report, and (2) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Also on January 15, 2014, our Board of Directors approved the engagement of Terry L. Johnson, CPA, as the Company's independent auditor, effective immediately, to audit the Company’s financial statements and to perform reviews of interim financial statements. During the fiscal years ended December 31, 2012 and 2011 through January 15, 2014, neither we nor anyone acting on our behalf consulted with Terry L. Johnson, CPA regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of our company, or the type of audit opinion that might be rendered by Terry L. Johnson, CPA on our financial statements; or (ii) any matter that was either the subject of a disagreement with Rodgers or a reportable event with respect to Rodgers.

Terry L. Johnson, CPA continues to serve as our independent registered public accounting firm for 2015. The following table shows the fees that were billed for the audit and other services provided by our principal accountant for the fiscal years ended December 31, 2014 and 2013.

	2014	2013

Audit Fees	$30,000	$25,000
Audit-Related Fees	-	-
Tax Fees	2,500	2,500
All Other Fees	-	-
Total	$32,500	$27,500

14

Audit Fees—This category includes the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees—This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding our correspondence with the Commission and other accounting consulting.

Tax Fees—This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees—This category consists of fees for other miscellaneous items.

Our board of directors has adopted a procedure for pre-approval of all fees charged by our independent registered public accounting firm. Under the procedure, the board approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the board, or, in the period between meetings, by a designated member of board. Any such approval by the designated member is disclosed to the entire board at the next meeting. Consistent with our Board’s pre-approval procedures, all audit and permissible non-audit services provided by our independent registered public accounting firm during the fiscal years ended December 31, 2014 and 2013 were pre-approved by our Board of Directors.

DIRECTOR CANDIDATE NOMINEES FOR 2016 ANNUAL MEETING

Stockholders wishing to propose nominees for directors for next year’s Annual Meeting of Stockholders should submit such proposed nominees to us by the date that stockholder proposals for next year’s Annual Meeting of Stockholders must be received. Refer to “Stockholder Proposals for 2016 Annual Meeting.” All nominees proposed by stockholders will be considered by the board of directors in making its nominations for directors, but not every proposed nominee will be accepted. Stockholders also have the right to nominate persons for election as directors in accordance with procedures set forth in our By-Laws.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

The date has not been set for our 2016 Annual Meeting of Shareholders. If a stockholder wishes to submit a stockholder proposal pursuant to Rule 14a-5(e) of the Exchange Act for inclusion in our Proxy Statement for the 2016 Annual Meeting of Stockholders, we must receive such proposal and supporting statements, if any, at our principal executive office at a reasonable time before we begin to print our annual meeting proxy statement. A stockholder’s notice to our secretary must set forth as to each matter the stockholder proposes to bring before the 2016 Annual Meeting of Stockholders: (1) a brief description of the business desired to be brought before the 2016 Annual Meeting of Stockholders; (2) the reason(s) for conducting such business at the 2016 Annual Meeting of Stockholders; (3) the name and record address of the stockholder proposing such business; (4) the class and number of our shares that are beneficially owned by the stockholder proposing such business; and (5) any financial interest in the proposed business of the stockholder proposing such business.

If a stockholder wishes to submit a stockholder proposal outside of Rule 14a-5(e) to be brought before the 2016 Annual Meeting of Stockholders, the stockholder must give timely notice in writing to our secretary. We must receive such notice at our principal executive office not less than 60 days nor more than 90 days prior to the date of the 2016 Annual Meeting of Stockholders, pursuant to our By-Laws.

15

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

HOUSEHOLDING INFORMATION: As permitted by the SEC’s rules, we will deliver only one copy of this consent solicitation statement to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the annual report or consent solicitation statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of our annual reports, proxy statements or consent solicitation statements may request delivery of a single copy. Such a request must be directed to the Shareholders Department of the transfer agent by phone at 1-702-818-5898 or by mail to Empire Stock Transfer, 1859 Whitney Mesa Drive, Henderson, NV 89014, Attention: Shareholders Department. Each request must include the name of the stockholder, the name of his brokerage firm and the account number of his brokerage account. Please allow 78 hours from receipt by the transfer agent for any such request to take effect.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT OUR COMPANY

We file reports, proxy statements and other information with the SEC. Such reports, statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Furthermore, the SEC maintains a Web site that contains reports, proxy and Proxy Statements and other information regarding the Company. The address of such Web site is http://www.sec.gov.

______________, 2015	By:	/s/ Jerold S. Drew
	Name:	Jerold S. Drew
	Title:	CEO and Acting CFO

16

APPENDIX A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Double Crown Resources, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article Three of the Articles of Incorporation, as amended, shall be deleted in its entirety and replaced with the following:

The aggregate number of shares of all classes of shares which the Corporation shall have the authority to issue is __________ shares of common stock, $0.001 par value.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional)	Date:	Time
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

☒

1. Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After

17

WRITTEN CONSENT OF THE SHAREHOLDERS OF DOUBLE CROWN RESOURCES, INC.

IN LIEU OF A SPECIAL MEETING OF SHAREHOLDERS

This Consent is solicited on behalf of the Board of Directors of Double Crown Resources, Inc.

The undersigned stockholder of Double Crown Resources, Inc., a Nevada corporation (the “Corporation”), as of April 17, 2015, hereby consents, pursuant to Section 78.326 of the Nevada Revised Statutes, with respect to the shares of voting stock referred to below, of the Corporation held by the undersigned to the taking of the actions set forth below without a meeting of the stockholders of the Corporation.

1.	To elect five Board of Directors nominees to the Board of Directors for the ensuing year or, if earlier, until their successors are duly elected and qualified.

a.	Jerold S. Drew

☐ FOR	☐ AGAINST	☐ ABSTAIN

b.	Allen E. Lopez

☐ FOR	☐ AGAINST	☐ ABSTAIN

c.	Allan P. Jones

☐ FOR	☐ AGAINST	☐ ABSTAIN

d.	Joseph L. Menton

☐ FOR	☐ AGAINST	☐ ABSTAIN

e.	Tricia Oakley

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.

To approve an amendment to Double Crown’s articles of incorporation, as amended, to effect an increase in our authorized capital stock, at the discretion of our Board of Directors, from 500,000,000 shares to an amount not to exceed 1,000,000,000 shares, with the final amount of the increase to be determined at the discretion of our Board; provided, however, that the increase in our authorized capital stock must be effective, if at all, on or before September 30, 2015.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To provide a non-binding advisory consent on executive compensation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To provide a non-binding advisory consent on the frequency of executive compensation advisory votes.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The provisions of the consent solicitation statement of the Corporation, which more fully set forth the terms of the Proposals, are incorporated herein by reference.

18

HOW TO VOTE YOUR SHARES

Vote Your Consent by Facsimile – (702) 974-1444

Vote Your Consent by Mail – Empire Stock Transfer, 1859 Whitney Mesa Drive, Henderson, NV 89014

Vote Your Consent by E-Mail – rico@empirestock.com

Complete, sign and date your consent form and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THIS CONSENT FORM IF YOU HAVE SENT IT VIA FAX

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE LABEL AFFIXED HERETO. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date: ____________________________, 2015

Printed Name of Stockholder	Shares of Common Stock of Record

Signature of Stockholder

Signature of Stockholder, if held jointly

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR CONSENT FORM PROMPTLY

19